Exhibit 10.2

STOCK OPTION AWARD TERMS AND CONDITIONS UNDER
COTY INC. EQUITY AND LONG-TERM INCENTIVE PLAN
(As Amended and Restated)
This instrument (the “Terms and Conditions”) evidences the grant effective on March 16, 2026 (the “Grant Date”) of an award of Stock Options to Markus Strobel (the “Participant”) by Coty Inc., a Delaware corporation (the “Company”). Any term capitalized but not defined in these Terms and Conditions will have the meaning set forth in the Company’s Equity and Long-Term Incentive Plan, as amended and restated (the “Plan”).
I.STOCK OPTIONS
1.Option Grant. In accordance with the terms of the Plan and subject to these Terms and Conditions, the Company hereby grants to the Participant as of the Grant Date a non-statutory stock option to purchase all or any part of 6,000,000 Shares (the “Option”).
2.Exercise Price. The Exercise Price of the Option will be $2.22 (the Fair Market Value of a share of the Company’s Class A Common Stock on the trading day preceding the Grant Date).
3.Vesting and Exercisability. The Participant may exercise this Option only after it has become vested and exercisable in accordance with this Section 1.3. The Option shall vest in full and become exercisable on December 29, 2028 (the “Vesting Date”), subject to the Participant’s continued Service through the Vesting Date, and based on the attainment of the following performance criteria:
(i)100% vesting upon achievement of a share price equal to $9.00 per Share as of the Vesting Date (the “100% Vesting”); and
(ii)50% vesting upon achievement of a share price equal to $5.56 per Share as of the Vesting Date (the “50% Vesting”).
Notwithstanding anything to the contrary in the Plan, including but not limited to Section 2.19 thereof, the percentage of the Option that will fully vest on the Vesting Date pursuant to this Section 1.3 shall be based on the volume weighted average closing price of a Share during the five
(5) trading days immediately preceding the Vesting Date. Vesting between the Exercise Price and the 50% Vesting, and between the 50% Vesting and the 100% Vesting, shall be, in each case, determined by the applicable linear interpolation.
II.EXPIRATION
Subject to Article V, the Option will expire on the tenth anniversary of the Grant Date (the “Expiration Date”).

III.TRANSFERABILITY OF OPTION
1.General. Except as provided in Section 3.2, (i) no Option granted under the Plan and these Terms and Conditions may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and (ii) the Option shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
2.Successor Obligations. Subject to applicable law, Options may be transferred to any Successor. Such transferred Options may not be further sold, transferred, pledged, assigned or otherwise alienated by the Successor, and shall be subject in all respects to these Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.
IV.EXERCISE OF OPTION
1.Notice of Exercise. After the Option has become vested, and while it remains exercisable in accordance with the terms of these Terms and Conditions, the Participant may exercise the Option in whole or in part on any Exercise Date permitted under Section 16.6 of the Plan (Securities Law Compliance) by delivering a signed, written exercise notice to the Company. The notice shall indicate the number of Shares being purchased. The Option must be exercised as to a whole number of Shares.
2.Payment of Exercise Price. The Participant must pay the Exercise Price of the Option at the time of exercise as follows: (i) in cash or by check payable to the order of the Company; (ii) by means of a cashless exercise procedure approved by the Committee, or (iii) any combination of the foregoing.
3.Withholding Obligation. The withholding obligation upon the Participant’s exercise of the Option must be satisfied by paying the amount of required withholding to the Company. If the Participant does not pay the amount of required withholding to the Company, the Company will withhold from the Shares delivered to the Participant the amount of funds required to cover any Withholding Tax at the maximum statutory rates in the applicable jurisdiction(s) incurred by reason of such exercise of the Option.
4.Use of Shares. Shares used to satisfy the Exercise Price and/or any required withholding tax will be valued at their Fair Market Value, determined in accordance with the Plan.
5.Condition of Transfer. The Company will issue no Shares pursuant to the Option before the Participant has paid the Exercise Price and any withholding obligation in full.
V.TERMINATION OF SERVICE
Upon termination of Service with the Company or an Affiliate, the Participant’s right to exercise the Option will be subject to the following rules:

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1.Termination by Reason of Death or Disability or without Cause. In the event a Participant’s Service is terminated by the Company or an Affiliate without Cause prior to a Significant Corporate Transaction (as defined herein) or more than twelve months following a Significant Corporate Transaction, subject to the Participant’s timely execution and nonrevocation of a general release of claims in the form provided by the Company:A pro-rata portion of the Option that remains outstanding and unvested shall become vested and exercisable on the date of such termination of Service (the “Termination Date”). Such pro-rata portion shall be determined by multiplying (i) the number of Shares earned based on the attainment of the applicable performance criteria as of the Termination Date by (ii) a fraction, the numerator of which shall be equal to the number of full months the Participant’s was employed from January 1, 2026 through the Termination Date, and the denominator of which shall be 36.
(ii)The portion of the Option that is vested (whether by application of Section 5.1(i) above or otherwise) on the Termination Date shall remain exercisable through the six-month anniversary of the Termination Date (but in no event beyond the Expiration Date) and shall thereafter expire.
(iii)Any unvested portion of the Option as of the Termination Date (other than any portion thereof that becomes vested pursuant to Section 5.1(i)) shall be forfeited and canceled, without consideration, on the Termination Date
2.Significant Corporate Transaction. Notwithstanding any provision of the Plan to the contrary, if within twelve months following a Significant Corporate Transaction, either
(i)the Participant’s Service is terminated by the Company or an employing Affiliate without Cause (as defined in the Participant’s employment agreement) or
(ii)the Participant resigns from the Company or an employing Affiliate for Good Reason (as defined in the Participant’s employment agreement), then, in each case, subject to the Participant’s timely execution and nonrevocation of a general release of claims in the form provided by the Company, a portion of the unvested Option (without pro-ration) shall vest and become exercisable on the Termination Date, with such portion determined based on the attainment of the applicable performance criteria as of the Termination Date. The portion of the Option that is vested (whether by application of this Section 5.2 or otherwise) on the Termination Date shall remain exercisable through the six-month anniversary of the Termination Date (but in no event beyond the Expiration Date) and shall thereafter expire. Any portion of the Option that remains unvested as of the Termination Date shall be forfeited and cancelled, without consideration, on the Termination Date. In the event the Company completes a Significant Corporate Transaction, and the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall make adjustments in the terms and conditions of the Option that are appropriate to preserve such intended benefits, as determined in the good faith discretion of the Committee. For purposes of these Terms and Conditions, “Significant Corporate Transaction” means the occurrence of a Change in Control or the completion of another significant corporate transaction of the Company (as determined in the good faith discretion of the Board, and which shall include the sale or a spin-off of a material portion of the Company’s business).

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3.Retirement. Notwithstanding any provision of the Plan to the contrary, the Option shall not be subject to any provision regarding “Retirement” as defined in the Plan or otherwise. In the event the Participant’s Service terminates due to Retirement, then notwithstanding any provision in the Plan or these Terms and Conditions to the contrary any unvested portion of the Option granted to the Participant shall be immediately forfeited.
4.Other Termination of Service. If the Participant’s Service terminates for any reason other than as set forth in Section 5.1 or 5.2 above,
(i)Any unvested portion of the Option as of the Termination Date shall be forfeited and canceled on the date of termination, and
(ii)The vested portion, if any, of the Option shall remain exercisable through (i) the date that is six months after the Participant’s Termination Date, if the six-month period commences in an open trading window, or (ii) if the six-month period commences in a closed trading window, the date that is six months from the first day of the next open trading window. Any vested Option remaining outstanding after such date shall thereafter expire.
5.Option Expiration. In no event may the Option be exercised after the Expiration Date.
VI.REPRESENTATIONS AND WARRANTIES OF THE PARTICIPANT
The Participant, severally as to itself only and not jointly as to or with anyone else, hereby represents and warrants to the Company as follows:
1.Authority and Enforceability. The Participant has full power and authority to enter into these Terms and Conditions, the execution and delivery of which has been duly authorized and these Terms and Conditions constitutes a valid and legally binding obligation of the Participant, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
2.No Conflict; Required Filings and Consents. The execution, delivery and performance by the Participant of these Terms and Conditions and the consummation by the Participant of the transactions contemplated hereby do not and will not (a) violate any law, or (b) require any consent or approval of any person, including any registration or filing with, or notice to any governmental authority.
Investment Purpose; Independent Decision. Any Shares the Participant acquires are solely for the Participant’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution attributable to the Shares. The Participant acknowledges and agrees that the decision to acquire the Shares pursuant to these Terms and Conditions is a decision that he makes and executes independently, and that neither the Company nor its agents shall be liable with respect to any action the Participant takes in connection with acquiring the Shares pursuant to these Terms and Conditions.

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VII.GENERAL PROVISIONS
1.Nontransferability.
(i)Except as provided in Section 7.1(ii), no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and all rights with respect to the Option shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its sole discretion, require the Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
(ii)Subject to applicable law, all or a portion of the Option may be transferred to a Successor. Such transferred Option may not be further sold, transferred, pledged, assigned or otherwise alienated by the Successor, and shall be subject in all respects to the terms of these Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.
2.Securities Law Requirements.
(i)If at any time the Committee determines that issuing Shares would violate applicable securities laws, the Company will not be required to issue such Shares. The Committee may declare any provision of these Terms and Conditions or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to exercise, the Company may require the Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.
(ii)No Person who acquires Shares under these Terms and Conditions may sell the Shares, unless they make the offer and sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.
3.No Limitation on Rights of the Company. The grant of the Option does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
Participant to Have No Rights as a Shareholder. Before the date as of which the Participant is recorded on the books of the Company as the holder of any Shares, the Participant will have no rights as a shareholder with respect to those Shares.

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4.Notice. Any notice or other communication required or permitted under these Terms and Conditions must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given when delivered personally or, if mailed, three (3) days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to:
Coty Inc.
350 Fifth Avenue
New York, New York 10118 Attention: General Counsel
Notice to the Participant should be sent to the address on file with the Company. Either party may change the Person and/or address to which the other party must give notice under this Article 7 by giving such other party written notice of such change, in accordance with the procedures described above.
5.Successors. All obligations of the Company under these Terms and Conditions will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.
6.Governing Law. To the extent not pre-empted by federal law, these Terms and Conditions will be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.
7.Plan and Terms and Conditions Not a Contract of Employment or Service. Neither the Plan nor these Terms and Conditions are a contract of employment or Service, and no terms of the Participant’s employment or Service will be affected in any way by the Plan, these Terms and Conditions or related instruments, except to the extent specifically expressed therein. Neither the Plan nor these Terms and Conditions will be construed as conferring any legal rights on the Participant to continue to be employed or remain in Service with the Company, nor will it interfere with any Company Party’s right to discharge the Participant or to deal with him or her regardless of the existence of the Plan, these Terms and Conditions or the Option.
8.Plan Document Controls. The rights granted under these Terms and Conditions are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in these Terms and Conditions. If the terms of these Terms and Conditions conflict with the terms of the Plan document, the Plan document will control.
9.Amendment of the Terms and Conditions. These Terms and Conditions may be amended unilaterally by the Committee to the extent provided under the Plan, or by a written instrument signed by both parties.
Entire Agreement. These Terms and Conditions, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of these Terms and Conditions and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

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10.Administration. The Committee administers the Plan and these Terms and Conditions. The Participant’s rights under these Terms and Conditions are expressly subject to the terms and conditions of the Plan, including any guidelines the Committee adopts from time to time. The Participant hereby acknowledges receipt of a copy of the Plan.
11.Section 409A. The Option awarded pursuant to these Terms and Conditions are intended to comply with or, in the alternative, be exempt from Section 409A. Any reference to a termination of Service shall be construed as a “separation from service” for purposes of Section 409A.

COTY INC.

By:     /s/ Priyadarshini Srinivasan     Name: Priyadarshini Srinivasan
Title:    Chief People and Purpose Officer

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